EXHIBIT 99.3

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Aeglea BioTherapeutics, Inc., a Delaware corporation and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 13, 2016.

Novartis Bioventures Ltd.

/s/ Simon Zivi
Name: Simon Zivi
Title: Chairman

/s/ Laurieann Chaikowsky
Name: Laurieann Chaikowsky
Title: Authorized Signatory

Novartis AG

/s/ Simon Zivi
Name: Simon Zivi
Title: Authorized Signatory

/s/ Laurieann Chaikowsky
Name: Laurieann Chaikowsky
Title: Authorized Signatory